EXHIBIT 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 1999, with respect to the consolidated financial statements and schedule of Pivotal Corporation, included in the Registration Statement on Form F-1, as amended, filed with the Securities and Exchange Commission.



/s/ Deloitte & Touche LLP

Vancouver, British Columbia, Canada
June 22, 2000